Exhibit 23

ParenteRandolph

Consent Of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post Effective Amendment Registration Statement on Form S-2 of PDG Environmental, Inc. (No. 333-115669) of our report dated April 15, 2005 with respect to the consolidated financial statements of PDG Environmental, Inc. included in its Annual Report on Form 10-K for the year ended January 31, 2005. We also consent to the reference to our Firm in the “Experts” section of this registration statement.

/s/ Parente Randolph, LLC

Pittsburgh, Pennsylvania
May 20, 2005